UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) FEBRUARY 16, 2005
                                                         -----------------


                        MEDIANET GROUP TECHNOLOGIES, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


           NEVADA                    0-32307                    13-4067623
           ------                    -------                    ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


                5100 W. COPANS ROAD, SUITE 710, MARGATE, FL 33063
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               (Address of Principal Executive Office) (Zip Code)


         Registrant's telephone number, including area code 954-974-5818
                                                            ------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

On February 16, 2005, the Board of Directors of MediaNet Group Technologies, Inc. (the "Company") elected Lawrence Lipman to serve on its Board of Directors. Mr. Lipman is Director of Business Development. He has over 24 years of successful experience working with C level executives in a variety of industries that fits well with the objectives of BSP Rewards. Mr. Lipman has high level radar for detecting opportunity and the ability to consummate large scale agreements. He has acted in a variety of businesses as Director of Business Development, Chief Marketing officer, VP of Sales and Marketing and owned a corporation for 8 years that sold product to many retail industries. Mr. Lipman has contacts with many business managers could assist in bringing to BSP Rewards both in the Retail, Grocery and Auto industries. Mr. Lipman had worked in the loyalty rewards industry during the late 90's and had developed a successful track record for this industry while working in it.

On February 16, 2005, the Board of Directors of the Company established an Audit Committee and elected the following Directors to the Audit Committee
James M. Dyas, Chairman, and Eugene Berns, Thomas Hill, Ivan Bial, and
Joseph Porrello as members.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANET GROUP TECHNOLOGIES, INC.


By: /s/ Martin Berns
    ----------------
    Martin Berns
    President and Chief Executive Officer



Date: February 17, 2005

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